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                                                                   EXHIBIT 99.3
                                    AMENDMENT

                                       TO

                       NONSTANDARDIZED ADOPTION AGREEMENT

                                       TO

              VALLE DE ORO BANK, N. A. 401(k)/PROFIT SHARING PLAN


     This AMENDMENT TO NONSTANDARDIZED ADOPTION AGREEMENT TO VALLE DE ORO BANK,
N. A. 401(k)/PROFIT SHARING PLAN (hereinafter called the "Amendment"), dated as of this 17th day of March, 1999 is entered into by and between Valle de Oro Bank, N.A. (the "Bank") and Prudential Bank and Trust Company (the "Trustee").

                                 WITNESSETH:

     WHEREAS, the Bank is in the process of organizing a one-bank holding company; and

     WHEREAS, the one-bank holding company will be called Valley National Corporation (the "Company") and the Bank will be a wholly-owned subsidiary of the Company; and

     WHEREAS, the Bank and the Trustee previously entered into a NONSTANDARDIZED ADOPTION AGREEMENT TO VALLE DE ORO BANK, N. A. 401(k)/PROFIT SHARING PLAN (the "Agreement") as of January 1, 1996, and the organization of the one-bank holding company was not contemplated at the time the Agreement was entered into; and

     WHEREAS, the Bank desires to change the name of the Valle De Oro Bank,
N. A. 401(k)/Profit Sharing Plan ("Plan") to Valley National Corporation 401(k)/Profit Sharing Plan in light of the formation of the one-bank holding company by the Bank; and

     WHEREAS, Article 15, Paragraph 15.2 of the PruArray Prototype Plan and Trust provides, in effect, that the Bank may amend any option in the Agreement and may include language as permitted in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend said Agreement as follows:

     The name of the Plan shall be Valley National Corporation 401(k)/Profit Sharing Plan.

     IN WITNESS WHEREOF, the Bank and the Trustee have caused this Amendment to be executed in counterpart as of the date first above written.


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BANK

VALLE DE ORO BANK, N.A.


By:  /s/ Paul M. Cable
     ------------------------------------
     Paul M. Cable, Senior Vice President


TRUSTEE

PRUDENTIAL BANK & TRUST
COMPANY



By:  /s/ James M. Peacock
     ------------------------------------





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